Exhibit 99.1

CV Sciences, Inc. Reports First Quarter 2023 Financial Results

San Diego, CA - May 15, 2023 (GLOBE NEWSWIRE) - CV Sciences, Inc. (OTCQB:CVSI) (the “Company”, “CV Sciences”, “our”, “us” or “we”), a preeminent consumer wellness company specializing in hemp extracts and other proven science-backed, natural ingredients and products, today announced its financial results for the quarter ended March 31, 2023.

First Quarter 2023 and Recent Financial and Operating Highlights
•Generated revenue of $4.1 million for the first quarter 2023 compared to $4.4 million for first quarter 2022 and a sequential increase of 7% from $3.9 million in the fourth quarter 2022;
•Recognized gross margin of 43.0% for the first quarter 2023 compared to 26.0% for the first quarter 2022 and a sequential improvement from 40.4% for the fourth quarter 2022;
•Cash balance of $0.7 million at quarter end compared to $0.6 million at the end of 2022;
•Generated cash flow from operations of $1.0 million in the first quarter of 2023 compared to cash used in operations of $0.4 million in the first quarter of 2022;
•Maintained number one position as top-selling hemp extract brand in the natural product retail sales channel, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry;
•Launched PlusCBDTM Reserve Collection Extra Gummies and Reserve Collection 30ct softgels to support stress relief and relaxation;
•Launched PlusCBDTM Daily Balance, a new line of THC-free gummies and softgels;
•Received formal notice of patent issuance from Japan Patent Office for formulations containing CBD and nicotine for treating smokeless tobacco addiction;
•Received employee retention credit (ERC) under the CARES Act for a total of $2.5 million and extinguished outstanding note payable in the second quarter of 2023;
•Reversed accrued payroll tax associated with RSU release to founder in 2019 due to the expiration of the statute of limitations;
•Received preliminary approval of proposed settlement of a shareholder derivative lawsuit; and
•Continued to evaluate strategic opportunities, including consideration of an inbound or outbound merger, sale, acquisition or other options for the Company.

"We are focused on building for the future with several key initiatives, including the: introduction of new exciting products; growing our existing sales channels; pursuing new sales channels including international opportunities; and continuing to operate our business cost efficiently," stated Joseph Dowling, Chief Executive Officer of CV Sciences. "Our first quarter gross margins exceeded our expectations and we are encouraged by improvements we have made to reduce operating expense. Our flagship PlusCBDTM brand continues to improve its number one position and gain market share in the natural product channel, and, with our portfolio of high-quality and proven products, we believe the Company is positioned for future growth. We have strengthened our balance sheet and continue to operate cost efficiently and plan to continue participating in the consolidation and brand contraction of the CBD market as we execute on our key strategic initiatives, and leverage core competitive advantages to drive long-term growth and shareholder value.”

Operating Results - First Quarter 2023 Compared to First Quarter 2022
Sales for first quarter 2023 were $4.1 million, a decrease of 7% from $4.4 million for the first quarter 2022. The decline is primarily due to lower number of units sold during the first quarter 2023 by 13%, partially offset by increases in average sales price per unit in the second half of 2022. We generated operating income $5.8 million in the first quarter of 2023, compared to an operating loss of $1.5 million in the first quarter 2022, mostly due to reversal of accrued payroll tax of $6.2 million. The Company had negative adjusted EBITDA for the first quarter of 2023 of $0.2 million, compared to negative adjusted EBITDA of $2.5 million in the first quarter of 2022.

Conference Call and Webcast
The Company will host a conference call and webcast to discuss these results today at 10:00 am EDT/7:00 am PDT. The webcast of the conference call will be available on the Investor Relations section of the Company's website at https://ir.cvsciences.com/news-events or directly at https://viavid.webcasts.com/starthere.jsp?ei=1613177&tp_key=052bb65fc2. Investors interested in participating in the live call can also dial (877) 407-0784 from the U.S. or international callers can dial (201) 689-8560. A telephone replay will be available approximately three hours after the call concludes, and will be available through Monday, May 22, 2023, by dialing (844) 512-2921 from the U.S. or (412) 317-6671 from international locations, and entering confirmation code 13738569.

About CV Sciences, Inc.
CV Sciences, Inc. (OTCQB:CVSI) is a consumer wellness company specializing in hemp extracts and other proven, science-backed, natural ingredients and products, which are sold through a range of sales channels from B2B to B2C. The Company's

PlusCBD™ branded products are sold at select retail locations throughout the U.S. and are the top-selling brands of hemp extracts in the natural products market, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry. CV Sciences follows all guidelines for Good Manufacturing Practices (GMP) and the Company's products are processed, produced, and tested throughout the manufacturing process to confirm strict compliance with Company and regulatory standards and specifications. With a commitment to science, PlusCBD™ product benefits in healthy people are supported by human clinical research data, in addition to three published clinical case studies available on PubMed.gov. PlusCBD™ was the first hemp extract supplement brand to invest in the scientific evidence necessary to receive self-affirmed Generally Recognized as Safe (GRAS) status. CV Sciences, Inc. has primary offices and facilities in San Diego, California. The Company also operates a drug development program focused on developing and commercializing CBD-based novel therapeutics. Additional information is available from OTCMarkets.com or by visiting www.cvsciences.com.

Forward Looking Statements
This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risk and uncertainties. CV Sciences does not undertake any obligation to publicly update any forward-looking statements, except as required by applicable law. As a result, investors should not place undue reliance on such forward-looking statements.

Contact Information
ir@cvsciences.com

CV SCIENCES, INC.
STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three months ended March 31,
	2023	2022
Product sales, net	$4,148	$4,447
Cost of goods sold	2,366	3,291
Gross profit	1,782	1,156

Operating expenses:
Research and development	35	121
Selling, general and administrative	2,156	2,550
Benefit from reversal of accrued payroll tax	(6,171)	—
Total operating expenses	(3,980)	2,671

Operating income (loss)	5,762	(1,515)

Interest expense, net	56	702

Net income (loss)	$5,706	$(2,217)

Weighted average common shares outstanding, basic and diluted	152,104	116,834
Net income (loss) per common share, basic and diluted	$0.04	$(0.02)

CV SCIENCES, INC.
BALANCE SHEETS (UNAUDITED)
(in thousands, except per share data)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash	$714	$611
Accounts receivable, net	657	766
Inventory	6,526	6,563
Prepaid expenses and other	2,103	3,190
Total current assets	10,000	11,130

Property & equipment, net	516	575
Right of use assets	249	275
Intangibles, net	251	251
Other assets	452	505
Total assets	$11,468	$12,736

Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$2,441	$2,284
Accrued expenses	3,241	9,690
Operating lease liability - current	120	117
Debt, net	451	1,223
Total current liabilities	6,253	13,314

Operating lease liability - net of current portion	157	188
Deferred tax liability	11	11
Total liabilities	6,421	13,513

Commitments and contingencies

Stockholders' equity (deficit)
Preferred stock, par value $0.0001; 10,000 shares authorized; 1 shares issued as of March 31, 2023 and December 31, 2022; no shares outstanding as of March 31, 2023 and December 31, 2022	—	—
Common stock, par value $0.0001; 790,000 shares authorized as of March 31, 2023 and December 31, 2022; 152,104 shares issued and outstanding as of March 31, 2023 and December 31, 2022	15	15
Additional paid-in capital	87,015	86,897
Accumulated deficit	(81,983)	(87,689)
Total stockholders' equity (deficit)	5,047	(777)

Total liabilities and stockholders' equity (deficit)	$11,468	$12,736

CV SCIENCES, INC.
STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three months ended March 31,
	2023	2022
OPERATING ACTIVITIES
Net income (loss)	$5,706	$(2,217)
Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities:
Depreciation and amortization	59	517
Stock-based compensation	118	516
Employee retention credit benefit	—	(1,993)
Note discount and interest expense	100	699
Benefit from reversal of accrued payroll tax	(6,171)	—
Non-cash lease expense	26	—
Loss on sale of property and equipment	—	99
Other	59	98
Change in operating assets and liabilities:
Accounts receivable, net	102	1,096
Inventory	37	387
Prepaid expenses and other	1,087	690
Accounts payable and accrued expenses	(148)	(271)
Net cash flows provided by (used in) operating activities	975	(379)

FINANCING ACTIVITIES
Proceeds from issuance of preferred stock and common stock warrants, net of issuance costs	—	605
Proceeds from issuance of convertible notes, net of issuance costs	—	970
Repayment of note payable	(764)	—
Repayment of unsecured debt	(108)	(132)
Net cash flows provided by (used in) financing activities	(872)	1,443

Net increase in cash	103	1,064
Cash, beginning of period	611	1,375
Cash, end of period	$714	$2,439

Supplemental cash flow disclosures:
Interest paid	$3	$3
Supplemental disclosure of non-cash transactions:
Convertible note principal conversion into shares of common stock	$—	$(675)
Services paid with common stock	$—	$384
Issuance cost in accounts payable and accrued expenses	$—	$(68)

CV SCIENCES, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

We prepare our financial statements in accordance with generally accepted accounting principles for the United States (GAAP). The non-GAAP financial measures, such as net income (loss) per share and Adjusted EBITDA included in this press release are different from those otherwise presented under GAAP. We use non-GAAP measures internally to evaluate our performance and make financial and operational decisions that are presented in a manner that adjusts from their equivalent GAAP measures or that supplement the information provided by our GAAP measures. The non-GAAP financial measures exclude non-cash compensation expense for stock options. When evaluating the performance of our business and developing short and long-term plans, we do not consider share-based compensation charges. Although share-based compensation is necessary to attract and retain quality employees, our consideration of share-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. Because of the varying availability of valuation methodologies and subjective assumptions, we believe that the exclusion of share-based compensation allows for more accurate comparison of our financial results to previous periods. In addition, we believe it useful to investors to understand the specific impact of the application of the fair value method of accounting for share-based compensation on our operating results.
Adjusted EBITDA is defined by us as EBITDA (net income (loss) plus depreciation and interest expense), further adjusted to exclude certain non-cash expenses and other adjustments as set forth below. We use Adjusted EBITDA because we believe it more clearly highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since Adjusted EBITDA eliminates from our results specific financial items that have less bearing on our core operating performance.
We use Adjusted EBITDA in communicating certain aspects of our results and performance, including in this press release, and believe that Adjusted EBITDA, when viewed in conjunction with our GAAP results and the accompanying reconciliation, can provide investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of Adjusted EBITDA is useful to investors in making period-to-period comparison of results because the adjustments to GAAP are not reflective of our core business performance.

A reconciliation from our GAAP net income (loss) to non-GAAP net loss for the three months ended March 31, 2023 and 2022 is detailed below (in thousands, except per share data):

	Three months ended March 31,
	2023	2022
Net income (loss) - GAAP	$5,706	$(2,217)
Stock-based compensation (1)	118	516
Benefit from reversal of accrued payroll tax (2)	(6,171)	—
Employee retention credit benefit (3)	—	(1,993)
Note discount and interest expense (4)	100	699
Net loss - non-GAAP	$(247)	$(2,995)

Diluted EPS - GAAP	$0.04	$(0.02)
Stock-based compensation (1)	—	—
Benefit from reversal of accrued payroll tax (2)	(0.04)	—
Employee retention credit benefit (3)	—	(0.02)
Note discount and interest expense (4)	—	0.01
Diluted EPS - non-GAAP	$—	$(0.03)

Shares used to calculate diluted EPS - GAAP and non-GAAP	152,104	116,834
_____________
(1)Represents stock-based compensation expense related to stock options awarded to employees and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.
(2)Represents benefit from reversal of accrued payroll tax associated with RSU release to founder in 2019.
(3)Represents expense reduction related to benefit for employee retention credit.
(4)Represents amortization of OID/debt issuance costs and interest expense for convertible notes payable and notes payable.

A reconciliation from our net income (loss) to Adjusted EBITDA, a non-GAAP measure, for the three months ended March 31, 2023 and 2022 is detailed below (in thousands):

	Three months ended March 31,
	2023	2022
Net income (loss)	$5,706	$(2,217)
Depreciation expense	59	517
Interest expense	56	702
EBITDA	5,821	(998)
Stock-based compensation (1)	118	516
Benefit from reversal of accrued payroll tax (2)	(6,171)	—
Employee retention credit benefit (3)	—	(1,993)
Adjusted EBITDA	$(232)	$(2,475)
______________
(1)Represents stock-based compensation expense related to stock options awarded to employees and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.
(2)Represents benefit from reversal of accrued payroll tax associated with RSU release to founder in 2019.
(3)Represents expense reduction related to benefit for employee retention credit.